Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY EXPANDS STRATEGIC POSITION IN GULF OF GUINEA

Kosmos/Trident joint venture acquires portfolio offshore Equatorial Guinea with new exploration acreage and oil production

DALLAS, Texas, October 23, 2017 — Kosmos Energy (NYSE/LSE: KOS) announced today that in partnership with Trident Energy (Trident), it has agreed to acquire an interest in three exploration licenses, as well as Hess Corporation’s interest in the adjacent Ceiba Field and Okume Complex assets offshore Equatorial Guinea on a
50-50 basis.  Under the terms of the agreements, Kosmos will be primarily responsible for exploration and subsurface evaluation while Trident, a newly formed international oil and gas company supported by Warburg Pincus, will be primarily responsible for production operations and optimization. The transactions capture a material position in proven but under-explored oil basin previously discovered and operated by members of the Kosmos management team.

Highlights of the Transactions:

•                  Increases Kosmos’ total gross acreage in the Gulf of Guinea by approximately 6,000 square kilometers, adding to its existing 25,000 square kilometer position offshore Sao Tome in the same petroleum system

•                  Provides exploration opportunities for large frontier prospects, as well as near-field, short-cycle tie-backs through existing infrastructure with good fiscal terms

•                  Adds approximately 13,500 barrels of oil per day (bopd) of net(1) production (gross: ~45,000 bopd), with identified opportunities for resource and value upside

•                  Includes approximately 45 million barrels (mmbbl) of net(1) identified 2P/2C remaining recoverable resource (gross: ~155 million barrels) based on Kosmos/Trident company estimates

•                  Expected to generate approximately $120 million of operating cash flow per year at $50 Brent over the next several years, net to Kosmos

“This transaction expands our significant position in a proven, but under-explored oil basin,” said Andrew G. Inglis, chairman and chief executive officer. “The Ceiba and Okume fields, which our team originally discovered and managed, provide low-cost, high-margin production with several identified opportunities for resource and value upside. These discoveries de-risked the key play elements in the basin, but limited exploration in subsequent years means we have the chance to fully unlock the exploration potential of the Rio Muni basin. Our differential knowledge of the basin and access to under-utilized infrastructure, creates a unique opportunity for the company. Furthermore, our partnership allows us to add value through our core expertise while leveraging the proven management team at Trident to deliver the upside from the Ceiba and Okume fields. In addition, the attractive purchase price means the acquisition is immediately accretive from both a value and leverage perspective, and enhances our already strong financial position.”

Financial Terms

The gross acquisition price of $650 million is effective as of January 1, 2017.  Kosmos is expected to pay net cash consideration of approximately $240 million at close, subject to post-closing adjustments.   The company plans to fund the acquisition using cash on hand and availability from its reserves based lending (RBL) facility.  As a result of the transaction, Kosmos expects the RBL to increase, resulting in Kosmos maintaining its current liquidity of approximately $1.2 billion. The transaction is expected to close by year end, subject to customary closing conditions.

Effective Participating Interests (2)

	Ceiba Field and Okume Complex	Blocks EG-21, W, S
Kosmos Energy	40.375%	40.0%
Trident Energy	40.375%	40.0%
Tullow Oil	14.25%	NA
GE Petrol (3)	5.0%	20.0%

(1)         Based on Kosmos net entitlement at $50 per barrel.  Net of royalty

(2)         Net effective participating interests upon transaction closing

(3)         GE Petrol manages the interest in the Ceiba and Okume fields on behalf of the Republic of Equatorial Guinea

Conference Call & Webcast Information

Kosmos will host a conference call and webcast to discuss its entry into Equatorial Guinea on Tuesday, October 24, 2017 at 9:00 a.m. CDT.

Dial-in telephone numbers:

U.S. / Canada: +1.877.407.3982

International: +1.201.493.6780

Webcast:investors.kosmosenergy.com

A slide presentation will be made available on the Investors page of Kosmos’ website at www.kosmosenergy.com prior to the call. A replay of the webcast will be available on the website for approximately 90 days following the event.

About Kosmos Energy

Kosmos is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. Our assets include existing production and development projects offshore Ghana, large discoveries offshore Mauritania and Senegal, as well as exploration licenses with significant hydrocarbon potential offshore Suriname, Sao Tome and Principe, Morocco and Western Sahara. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2016 Corporate Responsibility Report. Kosmos is listed on the New York Stock Exchange and the London Stock Exchange under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

About Trident Energy

Trident Energy is a newly formed independent oil and gas exploration and production company focused on the acquisition, operational improvement and optimization of international mid-life assets. The company is currently building a diversified portfolio of onshore and offshore producing operated assets through acquisitions. Trident Energy has a global mandate, with a primary focus on Africa and South America. The company is led by an experienced management team with over 100 years of international oil and gas operating experience.

Trident Energy is supported by an equity commitment of up to US$ 600 million led by Warburg Pincus, a leading private equity firm focused on growth investing with significant energy experience.  For further information, visit www.trident-energy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Neal Shah

+1-214-445-9628

nshah@kosmosenergy.com

Rhys Williams

+1-214-445-9693

rwilliams@kosmosenergy.com

Media Relations

Thomas Golembeski

+1-214-445-9674

tgolembeski@kosmosenergy.com